UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 5, 2005

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31019	94-3216714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 716-1600

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2005, Argonaut Technologies, Inc. (the “Company”) notified Nasdaq that it would delist all shares of common stock from trading on Nasdaq effective July 8, 2005, with the last day of trading to occur on July 7, 2005.

Item 8.01. Other Events.

On July 8, 2005, the Company sent a letter to stockholders indicating that the Company would make a special distribution of $0.70 per outstanding share of common stock, file a Form 15 with the Securities and Exchange Commission on July 8, 2005 to begin the deregistration process of all shares of common stock, and delist all shares of common stock from trading on Nasdaq effective July 8, 2005, with the last day of trading to occur on July 7, 2005. A form of the letter is attached hereto as Exhibit 20.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Document
20	Form of letter to stockholders of the Company dated as of July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.
(Registrant)

Date: July 8, 2005	By:	/s/ Gordon Tredger
Gordon Tredger
President